EXHIBIT 4.3
                                                                     -----------


                                                                  EXECUTION COPY



                                  $175,000,000

                          L-1 IDENTITY SOLUTIONS, INC.

                     3.75% Convertible Senior Notes due 2027

                          Registration Rights Agreement

                                                                    May 17, 2007

BEAR, STEARNS & CO. INC.
BANC OF AMERICA SECURITIES LLC
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY  10179

Ladies and Gentlemen:

         This Registration Rights Agreement (the "AGREEMENT") is made and entered into as of May 17, 2007, by and among L-1 Identity Solutions, Inc., a Delaware corporation (the "ISSUER"), Bear, Stearns & Co. Inc. and Banc of America Securities LLC acting on behalf of the several parties (the "INITIAL PURCHASERS") named in Schedule I to that certain Purchase Agreement, dated as of May 10, 2007 (the "PURCHASE AGREEMENT") among the Issuer and the Initial Purchasers.

         As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Issuer agrees with the Initial Purchasers, for the benefit of the holders (including the Initial Purchasers) of the Notes and the Shares (as defined below) (collectively, the "HOLDERS"), as follows:

         1.       Certain Definitions.

         For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) "ADDITIONAL INTEREST" has the meaning assigned thereto in Section 2(d).

                  (b) "ADDITIONAL INTEREST PAYMENT DATE" has the meaning assigned thereto in Section 2(d).

                  (c) "AGREEMENT" means this Registration Rights Agreement, as the same may be amended from time to time pursuant to the terms hereof.




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                  (d)      "CLOSING DATE" means the earliest date on which any
                  Notes are initially issued.

                  (e) "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

                  (f)      "DEFERRAL NOTICE" has the meaning assigned thereto in
                  Section 3(b).

                  (g)      "DEFERRAL PERIOD" has the meaning assigned thereto in
                  Section 3(b).

                  (h) "EDGAR" has the meaning assigned thereto in Section 2(c)(ii).

                  (i) "EFFECTIVE PERIOD" has the meaning assigned thereto in Section 2(a).

                  (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (k) "HOLDER" means each holder, from time to time, of Registrable Securities (including the Initial Purchasers).

                  (l) "INDENTURE" means the Indenture, dated as of the date hereof, between the Issuer and The Bank of New York, as Trustee, pursuant to which the Notes are being issued.

                  (m) "INITIAL PURCHASERS" has the meaning specified in the first paragraph of this Agreement.

                  (n) "ISSUER" has the meaning specified in the first paragraph of this Agreement.

                  (o)      "MATERIAL EVENT" has the meaning assigned thereto in
                  Section 3(a)(iii).

                  (p) "MAJORITY HOLDERS" shall mean, on any date, holders of the majority of the Shares constituting Registrable Securities; for the purposes of this definition, Holders of Notes constituting Registrable Securities shall be deemed to be the Holders of the number of Shares into which such Notes are or would be convertible as of such date.



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                  (q)      "NASD" shall mean the National Association of
                  Securities Dealers, Inc.

                  (r) "NASD RULES" shall mean the Conduct Rules and the By-Laws of the NASD.

                  (s) "NOTES" mean the 3.75% Convertible Senior Notes due 2027 of the Issuer, issued on the date hereof under the Indenture and sold by the Issuer to the Initial Purchasers.

                  (t) "NOTICE AND QUESTIONNAIRE" means a written notice delivered to the Issuer containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum.

                  (u) "NOTICE HOLDER" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Issuer on or prior to such date.

                  (v) "OFFERING MEMORANDUM" means the Offering Memorandum dated May 10, 2007 relating to the offer and sale of the Notes.

                  (w) "PERSON" means a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

                  (x) "PROSPECTUS" means the prospectus included in any Shelf Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

                  (y) "PURCHASE AGREEMENT" has the meaning specified in the first paragraph of this Agreement.

                  (z)      "REGISTRABLE SECURITIES" means:

                  (i) the Notes, until the earliest of (i) with respect to any specific Note, their resale in accordance with the Shelf Registration Statement, (ii) the expiration of the holding period applicable to such Notes under Rule 144(k) under the Securities Act or any successor provision or similar provisions then in effect ("Rule 144(k)"), (iii) the date on which all such Notes are freely transferable by persons who


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                  are not affiliates of the Issuer without registration under the Securities Act, or (iv) the date on which all such notes have been converted or otherwise cease to be outstanding; and

                  (ii) the Shares, if any, issuable upon conversion of the Notes, until the earliest of (i) with respect to any specific Share, their resale in accordance with the Shelf Registration Statement, (ii) the expiration of the holding period applicable to such Shares under Rule 144(k), (iii) the date on which all such Shares are freely transferable by persons who are not affiliates of the Issuer without registration under the Securities Act, or (iv) the date on which all such shares of common stock cease to be outstanding.

                  (aa) "REGISTRATION DEFAULT" has the meaning assigned thereto in Section 2(d).

                  (bb) "REGISTRATION EXPENSES" has the meaning assigned thereto in Section 5.

                  (cc) "RULE 144," "RULE 405" and "RULE 415" mean, in each case, such rule as promulgated under the Securities Act.

                  (dd) "SECURITIES" means, collectively, the Notes and the Shares.

                  (ee) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (ff) "SHARES" means the shares of common stock of the Issuer, par value $0.001 per share, into which the Notes are convertible or that have been issued upon any conversion of the Notes for common stock of the Issuer.

                  (gg) "SHELF REGISTRATION STATEMENT" means the shelf registration statement referred to in Section 2(a), as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement.

                  (hh) "SPECIAL COUNSEL" shall have the meaning assigned thereto in Section 5.

                  (ii) "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, or any successor thereto, and the rules,


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                  regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

                  (jj) "TRUSTEE" shall have the meaning assigned such term in the Indenture.

                  Unless the context otherwise requires, any reference herein to a "Section" or "clause" refers to a Section or clause, as the case may be, of this Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

         2.       Registration Under the Securities Act.

                           (a) The Issuer agrees to use commercially reasonable efforts to file the Shelf Registration Statement covering resales of the Registrable Securities pursuant to Rule 415 or any similar rule that may be adopted by the Commission with the Commission within 120 days after the Closing Date and to cause the Shelf Registration Statement to become effective under the Securities Act within 210 days after the Closing Date and to keep such Shelf Registration Statement continuously effective, subject to Section 3(b), until each of the Registrable Securities covered by the Shelf Registration Statement ceases to be a Registrable Security (the "EFFECTIVE PERIOD"). The Issuer's securityholders (other than Holders of Registrable Securities) shall not have the right to include any of the securities of the Issuer in the Shelf Registration Statement.

                           (b) The Issuer further agrees that it shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and the Issuer agrees to furnish to the Holders of the Registrable Securities copies of any supplement or amendment upon the request of any such Holder prior to its being used or promptly following its filing with the Commission; provided, however, that the Issuer


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

                  shall have no obligation to deliver to Holders of Registrable Securities copies of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Issuer's website. If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effective Period (other than because all Registrable Securities registered thereunder shall have been sold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Issuer shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

                           (c) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(c) and Section 3(b). Not less than thirty (30) calendar days prior to the expected effective time of the Shelf Registration Statement, the Issuer shall give notice to each of the Holders of its intention to file the Shelf Registration Statement, together with a Notice and Questionnaire, in the same manner as it would give notice to the Holders under the Indenture. No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the effective time, and no Holder shall be entitled to use the Prospectus for resales of Registrable Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Issuer by the deadline for response set forth therein; provided, however, Holders shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first given to such Holders to return a completed and signed Notice and Questionnaire to the Issuer. After the effective time, the Issuer shall, upon the request of any Holder that is not then a Notice Holder, promptly send a Notice and Questionnaire to such Holder. The Issuer shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the Prospectus for resales of Registrable Securities (i) until such Holder has returned a completed and signed Notice and Questionnaire to the Issuer by the deadline for response set in compliance with this Section 2(c) or (ii) if the use of the Prospectus has been suspended pursuant to Section 3(b). From and after the date the Shelf Registration Statement becomes effective, the Issuer shall, as promptly as is practicable after the date a completed Notice and Questionnaire is received from a Holder, and in any event within thirty (30) days after the date of receipt of such Notice and Questionnaire, or if the use of the Prospectus has


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                  been suspended by the Issuer under Section 3(b) hereof at the time of receipt of the Notice and Questionnaire, within thirty
                  (30) days after the expiration of the period during which the use of the Prospectus is suspended:

                           (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Issuer shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable. Notwithstanding the foregoing, the Issuer shall not be required to file more than one post-effective amendment to the Shelf Registration Statement or supplement to the related Prospectus during any calendar quarter;

                           (ii) unless such copy is available on the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), upon request provide such Holder copies of any documents filed pursuant to Section 2(c)(i); and

                           (iii)    notify such Holder as promptly as
                  practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(c)(i).

                           (d) If any of the following events (any such event a "REGISTRATION DEFAULT") shall occur, then additional interest ("ADDITIONAL INTEREST") shall become payable by the Issuer to Holders in respect of the Notes as follows:

                           (i) if the Shelf Registration Statement does not become effective with the Commission within 210 days following the Closing Date, then commencing on the 211th day after the Closing Date, Additional Interest shall accrue on the principal amount of the outstanding Notes at a rate of 0.25% per annum for the first 90 days following such 211th day and at a rate of 0.50% per annum thereafter; or



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                           (ii)     if the Shelf Registration Statement becomes
                  effective but such Shelf Registration Statement ceases to be effective at any time during the Effective Period (other than pursuant to Section 3(b) hereof), then commencing on the day such Shelf Registration Statement ceases to be effective, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such date on which the Shelf Registration Statement ceases to be effective and at a rate of 0.50% per annum thereafter; or

                           (iii) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(b) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period (and again on the first day of any subsequent Deferral Period during such period), Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.50% per annum thereafter;

         provided, however, that the Additional Interest rate on the Notes shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Interest would be payable under more than one clause above, but at a rate of 0.25% per annum under one clause and at a rate of 0.50% per annum under the other, then the Additional Interest rate shall be the higher rate of 0.50% per annum; provided further, however, that (1) upon the effectiveness of the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (ii) above), (3) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(b) to be exceeded (in the case of clause (iii) above), (4) upon the termination of certain transfer restrictions on the Securities as a result of the application of Rule 144(k) or any successor provision or (5) for any period after the second anniversary from the Closing Date, Additional Interest on the Notes as a result of such clause, as the case may be, shall cease to accrue. Additional Interest will accrue from and including the date on which a Registration Default occurs but excluding the date on which all Registration Defaults have been cured as set forth above.

                  Additional Interest on the Notes, if any, will be payable in cash on May 15 and November 15 of each year (an "ADDITIONAL INTEREST


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         PAYMENT DATE") to holders of record of outstanding Notes at the close of business on May 1 or November 1, as the case may be, immediately preceding the relevant Additional Interest Payment Date, in the same manner and subject to the same terms as other interest is payable on the Notes pursuant to the Indenture. Following the cure of all Registration Defaults requiring the payment of Additional Interest to the Holders of Securities pursuant to this Section, the accrual of such Additional Interest will cease (without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Interest).

                  The Issuer shall notify the Trustee immediately upon the happening of each and every Registration Default. The Trustee shall be entitled, on behalf of Holders of Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Interest. Notwithstanding the foregoing, the parties agree that no Additional Interest or other additional amounts shall be payable in respect of any Shares that are Registrable Securities that bear the legend set forth in the section entitled "Transfer Restrictions" in the Offering Memorandum and, except as set forth in the following sentence, the sole remedy for a violation of the terms of this Agreement with respect to which additional monetary amounts are expressly provided shall be as set forth in this Section 2(d). Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         3.       Registration Procedures.

                  The following provisions shall apply to the Shelf Registration Statement to be made effective pursuant to Section 2:

                           (a)      The Issuer shall:

                           (i) use commercially reasonable efforts to cause a registration statement with respect to the shelf registration on Form S-3 to become effective in accordance with Section 2(a) above;

                           (ii) use commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement and file with the Commission any other required document as may be necessary to keep such Shelf Registration Statement continuously effective until the expiration of the Effective Period; use commercially reasonable efforts to cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force)


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                  under the Securities Act; and use commercially reasonable
                  efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Securities covered by such Shelf Registration Statement during the Effective Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented;

                           (iii) promptly notify the Notice Holders of Registrable Securities that have requested or received copies of the Prospectus included in the Shelf Registration Statement
                  (A) when such Shelf Registration Statement has become effective, (B) of any request, following the effectiveness of the Shelf Registration Statement, by the Commission or any other Federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or related Prospectus, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or written threat of any proceedings for that purpose, (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, (E) of the occurrence of (but not the nature of or details concerning) any event or the existence of any fact (a "MATERIAL EVENT") as a result of which (i) the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Issuer shall be required pursuant to this clause (E) in the event that the Issuer either promptly files a prospectus supplement to update the Prospectus or timely filed a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading), (F) of the determination by the Issuer that a post-effective amendment to the Shelf Registration Statement (other than for the purpose of naming a Notice Holder as a selling securityholder therein) will be filed with the Commission, which notice may, at the discretion of the Issuer (or as


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                  required pursuant to Section 3(b)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(b) shall apply or (G) at any time when a Prospectus is required to be delivered under the Securities Act, that the Shelf Registration Statement or Prospectus does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder;

                           (iv)     prior to any public offering of the
                  Registrable Securities pursuant to the Shelf Registration Statement, use commercially reasonable efforts to register or qualify, or cooperate with the Notice Holders of Securities included therein and their respective counsel in connection with the registration or qualification of, such Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Notice Holders reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by the Shelf Registration Statement; prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effective Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the Shelf Registration Statement and the related Prospectus; provided that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject;

                           (v) use commercially reasonable efforts to prevent the issuance of, and if issued, to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any post-effective amendment thereto, and to lift any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest practicable date;

                           (vi) upon reasonable notice, throughout the Effective Period, (i) during normal business hours, make reasonably available upon appropriate agreement by such


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                  parties to maintain confidentiality and appropriately use such information, for inspection by a representative of, and Special Counsel acting for, Majority Holders of the Securities being sold and any underwriter (and its counsel) participating in any disposition of Securities pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and their subsidiaries and (ii) use commercially reasonable efforts to have the officers, directors, employees, accountants and counsel of the Issuer supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter in connection with such Shelf Registration Statement;

                           (vii) if requested by Majority Holders of the Securities being sold in an underwriting, its Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use commercially reasonable efforts to cause (a) its counsel to deliver an opinion relating to the Shelf Registration Statement and the Securities in customary form, (b) the officers of the Issuer to execute and deliver all customary documents and certificates requested by the Majority Holders of the Securities being sold, their Special Counsel or the managing underwriters (if any) and (c) the independent public accountants of the Issuer to provide a comfort letter or letters in customary form, subject to receipt of appropriate documentation as contemplated and only if permitted by Statement of Auditing Standards No. 72, provided that the Registrable Securities shall not be sold in any underwritten offering without the prior written consent of the Issuer;

                           (viii) if reasonably requested by the Initial Purchasers or any Notice Holder, promptly incorporate in a prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Initial Purchasers or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such prospectus supplement or such post-effective amendment; provided, that the Issuer shall not be required to take any actions under this Section 3(a)(viii) that are not, in the reasonable opinion of counsel for the Issuer, in compliance with applicable law;

                           (ix) promptly furnish to each Notice Holder and the Initial Purchasers, upon their request and without charge, at least one (1) conformed copy of the Shelf Registration


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                  Statement and any amendments thereto, including financial
                  statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits; provided, however, that the Issuer shall have no obligation to deliver to Notice Holders or the Initial Purchasers a copy of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on EDGAR;

                           (x) during the Effective Period, deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to the Shelf Registration Statement, upon its request and without charge, as many copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Issuer hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein; and

                           (xi) cooperate with the Notice Holders of Securities to facilitate the timely preparation and delivery of global or definitive certificates representing Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and, in the case of definitive certificates, in such denominations and registered in such names as the Holders thereof may request in writing at least three business days prior to sales of Securities pursuant to such Shelf Registration Statement.

                           (b) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any Material Event as a result of which the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

                  (C) the occurrence or existence of any corporate development that, in the discretion of the Issuer, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Issuer will (i) in the case of clause (B) above, subject to the third sentence of this provision, as promptly as practicable prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to the Shelf Registration Statement, subject to the third sentence of this provision, use commercially reasonable efforts to cause it to become effective as promptly as is practicable, and (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "DEFERRAL NOTICE"), but need not specify the nature of the event giving rise to a suspension in such notice. Upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Issuer that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Issuer will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Issuer, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Issuer or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Issuer, such suspension is no longer appropriate; provided that the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the "DEFERRAL PERIOD"), without the Issuer incurring any obligation to pay Additional Interest pursuant to Section

                  2(d), shall not exceed one hundred and twenty (120) days in the aggregate in any twelve (12) month period.

                           (c) Each Holder of Registrable Securities agrees that upon receipt of any Deferral Notice from the Issuer, such Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on its behalf to discontinue) the disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder
                  (i) shall have received copies of such amended or supplemented Prospectus or (ii) shall have received notice from the Issuer that the disposition of Registrable Securities pursuant to the Shelf Registration may continue.

                           (d) The Issuer may require each Holder of Registrable Securities as to which any registration pursuant to Section 2(a) is being effected to furnish to the Issuer such information, in addition to that elicited by the Notice and Questionnaire, regarding such Holder and such Holder's intended method of distribution of such Registrable Securities as the Issuer may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act or other applicable law. Each such Holder agrees to notify the Issuer as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Issuer or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Issuer any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (e) The Issuer shall comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than (i) 40 days after the end of any 12-month period (or 60 days after the end of any 12-month period if such period is a fiscal year) if the Issuer is at such time an "accelerated filer" and (ii) 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) if the Issuer is not an "accelerated filer" commencing on the first day of the first fiscal quarter of such Issuer commencing after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month periods.

                           (f) The Issuer shall provide a CUSIP number for all Registrable Securities covered by the Shelf Registration Statement not later than the effective date of such Shelf Registration Statement and provide the Trustee and the transfer agent for the Shares with one or more certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

                           (g) Until the expiration of the Effective Period, the Issuer will not, and will not permit any of its "affiliates" (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

                           (h) The Issuer shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

                           (i) The Issuer shall enter into such customary agreements and take all such other necessary and lawful actions in connection therewith (including those reasonably requested by the Majority Holders of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.

         4.       Holder's Obligations.

                  Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to the Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Issuer with a Notice and Questionnaire pursuant to Section 2(c) hereof (including the information required to be included in such Notice and Questionnaire) and the additional information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments. Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and, following termination of the Effective Period, to notify the Issuer, within 10 Business Days of a request by the Issuer, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Issuer may assume that all of the Holder's Registrable Securities were so sold.

         5.       Registration Expenses.

                  The Issuer agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Issuer's performance of or compliance with this Agreement, including, but not limited to, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under the state securities and Blue Sky laws referred to in Section 3(a)(iv) hereof, including reasonable fees and disbursements of one counsel for the placement agent or underwriters, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Shelf Registration Statement, the related Prospectus, each amendment or supplement to each of the foregoing, the certificates representing the Securities and all other documents relating hereto, (d) fees and expenses of the Trustee and of the registrar and transfer agent for the Shares, (e) fees, disbursements and expenses of counsel and independent certified public accountants of the Issuer (including the expenses of any reports required by the Securities Act or the rules and regulations thereunder to be included or incorporated by reference in the Shelf Registration Statement or "cold comfort" letters required by or incident to such performance and compliance) and (f) reasonable fees, disbursements and expenses of one counsel for the Holders of Registrable Securities retained in connection with the Shelf Registration Statement, as selected by the Issuer (unless reasonably objected to by the Majority Holders of the Registrable Securities being registered, in which case the Majority Holders shall select such counsel for the Holders) ("SPECIAL COUNSEL"), and fees, expenses and disbursements of any other Persons, including special experts, retained by the Issuer in connection with such registration (collectively, the "REGISTRATION EXPENSES"). To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Registrable Securities or any underwriter or placement agent therefor, the Issuer shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the Holders of the Registrable Securities being registered shall pay all underwriting discounts and commissions and placement agent fees and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

         6.       Indemnification.

                           (a) The Issuer agrees to indemnify and hold harmless each Holder (including, without limitation, the Initial Purchasers) and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of such Holder within the meaning of Rule 405 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or the Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission from any such document, in reliance upon and in conformity with written information provided by a Holder. This indemnity agreement will be in addition to any liability that the Issuer may otherwise have.

                           (b) Each Holder agrees to indemnify and hold harmless the Issuer, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the

                  Issuer within the meaning of Rule 405 of under the Securities Act, against any and all losses, claims, damages or liabilities to which the Issuer may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such Shelf Registration Statement or the Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information furnished to the Issuer by such Holder, in its most recent Notice and Questionnaire or such other written instrument, and agrees to reimburse the Issuer, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                           (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
                  (iii) such indemnified party or parties shall have reasonably and in good faith concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 6 (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

                           (d) The provisions of this Section 6 and Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Issuer, or any of the indemnified Persons referred to in this Section 6 and Section 7, and shall survive the sale by a Holder of Securities covered by the Shelf Registration Statement.

         7.       Contribution.

                  If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under
         Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer from the offering and sale of the Notes, on the one hand, and a Holder with respect to the sale by such Holder of Securities, on the other, or (ii) if the allocation provided by clause
         (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and such Holder on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (excluding discounts and commissions, but before deducting expenses) received by or on behalf of the Issuer, on the one hand, and the total net proceeds (excluding discounts and commissions, but before deducting expenses) received by such Holder upon a resale of the Securities, on the other, bear to the total gross proceeds from the sale all Securities pursuant to the Shelf Registration Statement in the offering of the Securities from which the contribution claim arises. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuer or information supplied by the Issuer on the one hand or to any information contained in the relevant Notice and Questionnaire or such other written instrument supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, an indemnifying party that is a Holder of Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8.       Rule 144A and Rule 144.

                  So long as any Registrable Securities remain outstanding, the Issuer shall use commercially reasonable efforts to file the reports required to be filed by it under Rule 144A(d)(4) under the Securities Act and the Exchange Act in a timely manner and, if at any time such Issuer is not required to file such reports, it will, upon the written request of any Holder of Restricted Securities, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. The Issuer covenants that it will take such further action as any Holder of Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Issuer shall promptly deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Issuer to register any of its securities pursuant to the Exchange Act.

         9.       Miscellaneous.

                           (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of the Majority Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate amount of the Securities being sold by such Holders pursuant to the Shelf Registration Statement.

                           (b)      Notices. All notices and other
                  communications provided for or permitted hereunder shall be made in writing by hand delivery, first class mail, telecopier or air courier guaranteeing next-day delivery:

                           (i) If to the Issuer, initially at the address set forth in the Purchase Agreement;

                           (ii) If to the Initial Purchasers, initially at the address of the representative set forth in the Purchase Agreement; and

                           (iii) If to a Holder, to the address of such Holder set forth in the security register, the Notice and Questionnaire or other records of the Issuer; provided, however, that so long as the Securities will be in global form, all notices hereunder may be delivered through The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if sent by telecopier.

                           (c) Successors and Assigns. This Agreement shall be binding upon the Issuer and each of its successors and assigns.

                           (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           (e) Definition of Terms. For purposes of this Agreement, (a) the term "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) except where otherwise expressly provided, the term "AFFILIATE" has the meaning set forth in Rule 405 under the Securities Act.

                           (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                           (h) Remedies. In the event of a breach by the Issuer or by any Holder of any of its respective obligations under this Agreement, each Holder or the Issuer, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Issuer of its obligations for which Additional Interest have been paid pursuant to Section 2 hereof), will be entitled to specific performance of its rights under this Agreement. The Issuer and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                           (i) No Inconsistent Agreements. The Issuer represents, warrants and agrees that (i) it has not entered into, shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Issuer is a party, or by which it is bound, granting to any person the right to require either the Issuer to file a registration statement under the Securities Act with respect to any securities of the Issuer or requiring the Issuer to include such securities with the Securities registered pursuant to any registration statement and (iii) without limiting the generality of the foregoing, without the written consent of the Majority Holders, the Issuer shall not grant to any Person the right to request the Issuer to register any securities of the Issuer under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

                           (j) No Piggyback on Registrations. Neither the Issuer nor any of their security holders (other than the Holders of Restricted Securities in such capacity) shall have the right to include any securities of the Issuer in any Shelf Registration Statement other than Registrable Securities.

                           (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                           (l) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Registrable Securities, any director, officer or affiliate of such Holder, any agent or underwriter or any director, officer or affiliate thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such Holder.

                           (m) Securities Held by the Issuer, Etc. Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Issuer or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Issuer and the Initial Purchasers in accordance with its terms.

                                        Very truly yours,

                                        L-1 IDENTITY SOLUTIONS, INC.

                                        By:   /s/ James A. DePalma
                                            --------------------------------
                                            Name:   James A. DePalma
                                            Title:  Executive Vice President,
                                                    Chief Financial Officer and
                                                    Treasurer


         The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BEAR, STEARNS & CO. INC.
BANC OF AMERICA SECURITIES LLC

By:   BEAR, STEARNS & CO. INC.
      Acting on behalf of themselves
      and as Representative
      of the Initial Purchasers

By:    /s/ Paul S. Rosica
      --------------------------------
      Name:  Paul S. Rosica
      Title: Senior Managing Director














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